Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

FOR IMMEDIATE RELEASE

           Marine Products Corporation to Present at the Raymond James
                 26th Annual Institutional Investors Conference

ATLANTA, March 7, 2005 -- Marine Products Corporation (AMEX: MPX) announced today that it will present at the Raymond James 26th Annual Institutional Investors Conference on Wednesday, March 9, 2005 at 1:40 P.M. Eastern Time. The presentation will provide a corporate overview, highlight the Marine Products Corporation product lines, and present a summary of the recently published financial results. Management's remarks will be available in real time at http://www.marineproductscorp.com and a playback of the webcast will also be available on the website after the presentation.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor website can be found on the Internet at http://www.marineproductscorp.com .

For information about Marine Products Corporation please contact:

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com

Natasha Coleman
Investor Relations & Corporate Communications
404.321.2172
ncoleman@marineproductscorp.com